UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2013

URANIUM RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                               Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 14, 2013, the Audit Committee of the Board of Directors (the “Audit Committee”) of Uranium Resources, Inc. (the “Company” or “URI”), based on the recommendation of management, and after discussion with the Company’s independent registered public accounting firm, Hein & Associates LLP (“Hein & Associates”), determined that the Company’s consolidated financial statements for the fiscal years ended December 31, 2010, 2011 and 2012 and the quarters therein, as well as the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 (the “Relevant Periods”), should no longer be relied upon because of the capitalization issue discussed below.  Similarly, related press releases, Hein & Associates’ reports on the consolidated financial statements and any stockholder communications describing the Company’s consolidated financial statements for the Relevant Periods should no longer be relied upon.

As disclosed in the Company’s Form 10-Q for the third quarter of 2013, the Company received letters from the Staff of the Securities and Exchange Commission (the “SEC”) setting forth questions with regards to certain of the Company’s historic accounting policies.  After discussions with the Staff, URI management determined that the Company’s policy of capitalizing development costs after confirmation of the existence of a commercially minable uranium deposit is not in conformance with the SEC’s Industry Guide 7, which allows capitalization of development costs only after proven and probable reserves have been declared.  Accordingly, the Company today is announcing that it will restate its historical financial results to expense certain costs that were previously capitalized in the Relevant Periods.

As a result of the adjustments described above, URI management currently estimates that the impact of expensing such costs will be to reduce property, plant and equipment on the Company’s consolidated balance sheets by approximately $9 million and is evaluating corresponding changes to the consolidated statements of operations, and the consolidated statements of shareholders’ equity and consolidated statements of cash flows in the Relevant Periods.  The amount provided above is a preliminary estimate, is subject to adjustment based on further review by the Company and Hein & Associates and may change significantly.  The Company currently anticipates filing an amended Form 10-K for the year ended December 31, 2012 and amended Forms 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 on or before December 31, 2013.  URI management is evaluating the Company’s disclosure controls and procedures and internal controls over financial reporting and will provide final evaluations in the amended filings.

The Audit Committee has discussed the matters disclosed in this Form 8-K with Hein & Associates.

Forward-Looking Statements

Certain statements contained in this Form 8-K are not based on historical facts and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects, “ “expects, “ “plans, “ “believes, “ “intends, “ “will, “ “assumes” and other words of similar meaning. These forward-looking statements include statements regarding the Company’s intent to restate certain historical financial statements and the timing and impact of any restatement.  There can be no assurance that the Company’s Board of Directors, Audit Committee, management or independent registered public accounting firm will not reach conclusions regarding the impact of the restatement that are different from management’s current estimates or identify additional issues in connection with the restatement or that these issues will not require additional corrections to the Company’s historical financial statements.  These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this report.  These risks and uncertainties include the risk that additional information may become available in preparing and auditing the financial statements which would require the Company to make additional corrections, the cost, time and effort required to complete the restatement of the financial statements, the ramifications of the Company’s potential inability to timely file periodic and other reports with the SEC, including potential delisting of the Company’s common stock on NASDAQ and the risk of litigation or governmental investigations or proceedings relating to these matters.  Certain risks and uncertainties related to our business are or will be described in greater detail in our filings with the SEC.  Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements.  The Company intends these forward-looking statements to speak only at the time of this report and does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2013

URANIUM RESOURCES, INC.

	By:	/s/ Jeffrey L. Vigil
	Name:	Jeffrey L. Vigil
	Title:	Vice President—Finance and Chief Financial Officer